EXHIBIT 10.28.2

                             SUPPLEMENTAL AGREEMENT
                                     TO THE
                        BOWATER INCORPORATED BENEFIT PLAN
                                  GRANTOR TRUST

     This Supplemental Agreement ("Supplemental Agreement") made as of May 20, 1988, by and between Bowater Incorporated ("Bowater"), a Delaware corporation with offices in Darien, Connecticut, and Wachovia Bank and Trust Company, N.A. ("Wachovia"), a national banking association with an office in Winston-Salem, N.C.

         This Supplemental Agreement is to detail the use of an Irrevocable Letter of Credit (referred to as "Credit") in connection with the Trust Agreement made as of May 20, 1988, by and between Bowater and Wachovia entitled the Bowater Incorporated Benefit Plan Grantor Trust ("Trust") for which Wachovia serves as Trustee.

         Neither the existence of this Supplemental Agreement nor the Credit shall alter the characterization of the Bowater Incorporated Benefit Plans covered by the Bowater Incorporated Benefit Plan Grantor Trust ("Plans") as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974 as amended

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("ERISA"), and shall not be construed to provide income to any participant under the Plan or Trust prior to the actual payment of benefits under the Plan.

         Bowater and Wachovia agree as follows:

         1.        Letter of Credit

                  (a) Bowater contributions to the Trust may be in the form of a Credit or one or more Credits. Such Credit shall be Irrevocable Letters of Credit, which shall be in the form of Schedule I hereto. Bowater shall give Wachovia a copy of each Credit established for the Trust, executed by the Bank issuing such Credit (the "Credit Bank"). Wachovia shall draw on a Credit as directed in writing by any two of the individuals named in Schedule III as having authority to do so or their named designees whose names have been communicated to Wachovia in writing signed by any two of the individuals named in Schedule III. Schedule III shall be updated from time to time as needed to reflect changes, if any, in the names of individuals designated therein. Wachovia shall not draw on any Credit unless so directed.

                  Such Credit shall not be less than an amount determined at least annually by Bowater to be sufficient for the covering of Benefits under the Trust and as communicated in writing to Wachovia by the Administrative Committee. Wachovia shall have no duty or responsibility to determine the amount of the Credit.

                  (b) At least annually, the Administrative Committee shall notify Wachovia in writing of the current total of unfunded

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obligations  under the Trust,  (the "Credit  Draw").  Wachovia  agrees that upon receipt of notification of a change in control, it shall promptly draw on the Credit by presenting Credit Bank with a draft in the amount of the Credit Draw.

                  (c) Any direction to Wachovia pursuant to this Section shall be addressed as follows:

                           Mr. David Harrison
                           Assistant Vice President
                           Wachovia Bank and Trust Co., N.A.
                           301 N. Main Street
                           P.O. Box 3099
                           Winston-Salem, NC 27102

          All directions shall plainly reference the Plan and Trust and provide all necessary information for Wachovia to act.

                  (d) Wachovia shall draw on any Credit only if and to the extent specifically directed in the foregoing provisions of this Agreement. In the event that Wachovia shall resign or be removed, and a successor trustee shall be appointed hereunder, the rights and obligations of Wachovia under each Credit shall automatically become the rights and obligations of the successor trustee, and Wachovia shall have no further rights, duties, obligations or liabilities with respect to any Credit.


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     IN WITNESS WHEREOF,  the parties hereto have entered into this Supplemental
Agreement on this 20th day of May 1988.

                                                        BOWATER INCORPORATED

 /s/ Leonard Saari                                    By    /s/ R. D. McDonough
Secretary


                                                       WACHOVIA BANK AND TRUST
                                                            COMPANY, N.A.

 /s/ Charles G. Thacker                               By    /s/ Joe O. Long
Asst. Secretary                                                Vice President






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